Compass, Inc. Reports Record Fourth Quarter and Full-Year 2025 Results

Quarterly Revenue Grew 23.1% YoY and Organic Revenue Grew 11.3% YoY
Produced Record Q4 Revenue of $1.70bln and Record Full Year Revenue of $7.0bln
Generated a Record $217 Million in Full-Year Operating Cash Flow

New York, NY - February 26, 2026 - Compass, Inc., d/b/a Compass International Holdings (“Compass” or “the Company”), (NYSE: COMP) a global real estate services company with a presence in every major U.S. city and approximately 120 countries and territories, announced its financial results for the fourth quarter and full-year ended December 31, 2025.

“Compass ended 2025 on a high note as we delivered the strongest Q4 results in our history, including Revenue, Adjusted EBITDA1, Adjusted EBITDA Margin, Organic Gross Principal Agent Adds, T&E revenue, mortgage JV profitability, and weekly agent sessions on the platform” said Robert Reffkin, Founder and Chief Executive Officer of Compass. Reffkin added, “in the fourth quarter, we also continued to outperform the industry as we grew organic transactions2 by 5.6% and total transactions by 19.7%, while market transactions increased by 0.7% year-over-year. This means organic and total transactions outgrew the market by approximately five and nineteen percentage points, respectively. For 19 consecutive quarters, spanning our entire history as a public company, Compass has outperformed the market on an organic basis.”

Reffkin continued, “2025 was a defining year for Compass, characterized by steadfast execution and operational discipline. We completed the acquisition of Christie’s International Real Estate, generated record full-year Revenue and record full-year Adjusted EBITDA, as well as record full-year Operating Cash Flow, all while keeping non-GAAP OPEX3 growth to roughly 1%. With the Anywhere transaction now closed, we look forward to bringing the same focus and operational discipline to our newly combined organization to deliver sustainable, long-term value for real estate professionals and our shareholders.”

Scott Wahlers, Chief Financial Officer of Compass, said, “I’m very pleased with our financial and operational execution this quarter, which resulted in record Q4 results. We delivered $1.70 billion in Revenue representing robust growth of 23.1% year-over-year. Notably, we continued our strong track record of cash generation, with Operating Cash Flow growing 49% year-over-year to $45.3 million, despite a challenging housing market, and reflecting the 8th consecutive quarter of positive Operating Cash Flow. Looking ahead to 2026, we remain acutely focused on OPEX control, our cost synergy targets, and generating cash flow as we drive towards our stated 1.5x net debt leverage target.”

Q4 2025 Highlights:
●Revenue in Q4 2025 increased by 23.1% year-over-year to $1.70 billion as transactions increased 19.7% compared to the market transactions, which increased by 0.7%4. Year-over-year organic revenue growth5 was up 11.3%, while revenue growth attributable to all acquisitions completed since October 1, 2024 was 11.8%.
●GAAP Net Loss in Q4 2025 was $42.6 million, compared to a net loss of $40.5 million in Q4 2024. The net loss for Q4 2025 includes $10.6 million in merger transaction expenses, non-cash stock-based compensation expense of $57.5 million and depreciation and amortization of $26.9 million.
●Adjusted EBITDA6 (a non-GAAP measure) was $58.3 million in Q4 2025 compared to $16.7 million in Q4 2024, an improvement of $41.6 million. Adjusted EBITDA in Q4 excludes $10.6 million in merger transaction expenses.
●Operating Cash Flow / Free Cash Flow7 (a non-GAAP measure): During Q4 2025, operating cash flow was $45.3 million and free cash flow was $42.2 million.
●Cash and cash equivalents at the end of Q4 2025 was $199.0 million, and at the end of Q4 2025 we had no balance on our revolver.

1 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release.
2 Organic transactions excludes transactions attributable to acquisitions completed since October 1, 2024, the beginning of the prior year comparable quarter.
3 Non-GAAP OPEX (“OPEX”) excludes Commissions and Other related expenses, Depreciation and amortization, Stock-based compensation and other expenses excluded from the Company's calculation of Adjusted EBITDA. A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release.
4 Source: National Association of Realtors®.
5 Organic revenue growth excludes revenue attributable to the acquisitions completed since October 1, 2024.
6 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release.
7 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release.

Q4 2025 Operational Highlights:
●Principal Agents: At the end of Q4 2025, the number of principal agents was 21,1908 compared to 17,7529 at the end of Q4 2024, an increase of 3,438 or 19.4% year-over-year. Sequentially, from Q3 2025 to Q4 2025, Compass added 830 agents organically. We continued the trend of strong agent retention with 96.8% quarterly principal agent retention10 in Q4 2025.
●Transactions11: Compass’ owned-brokerage agents closed 60,328 total transactions in Q4 2025, an increase of 19.7% compared to Q4 2024 (50,411). Organic transactions in Q4 2025 increased by 5.6% compared to Q4 2024. Transactions for the entire U.S. residential real estate market increased by 0.7% over the same period.
●Gross Transaction Value (“GTV”)12: GTV was $65.6 billion in Q4 2025, an increase of 21.6% compared to Q4 2024 GTV of $54.0 billion. Organic GTV13 was $60.1 billion in Q4 2025, an increase of 11.3% compared to Q4 2024. The entire U.S. residential real estate market GTV increased 2.7%14 for the same period.
●Platform: The Compass end-to-end proprietary technology platform allows real estate agents to perform their primary workflows, from first contact to close, with a single log-in and without leaving the Compass platform. The platform hit a Q4 record of 20 average weekly sessions per agent. Assuming a 5-day work week, that means an average agent used the platform for approximately 4 sessions a day.

●Product highlights from Q4 2025 include:
●Compass Make-Me-Sell: A feature on our platform that allows homeowners to share an aspirational price with their agent, which would compel them to move, continues to gain traction, with approximately 22,000 entries at the end of Q4 2025, compared to approximately 20,000 at the end of Q3 2025. Over time, we believe this tool will help convert a portion of our passive inventory into ‘willing-to-sell’ inventory that will only be available to real estate professionals utilizing the platform.
●Compass One-Click Title & Escrow (“T&E”) Integration: A feature in our platform that allows agents to seamlessly order T&E on behalf of their clients continues to drive our attach rates higher as we observe agents who utilize the integration attaching at an approximately 2x higher-rate than agents who have not used One-Click T&E. In Q4, the company released a new, two-way document exchange feature that allows our Title & Escrow teams to further integrate directly into real estate professional workflows, saving time and effort for real estate professionals and their teams.
●Compass One: Launched in early 2025, Compass One is the industry’s premier all-in-one client dashboard, designed to connect buyers and sellers with their agent, providing 24/7 transparency before, during, and after the transaction. In 2025, agents chose to use Compass One with approximately 370,000 clients. In Q4 2025, 28.4% of all closed home sale transactions had at least one active client that used Compass One, which grew from 17.4% in Q1 2025.
●Buyer Demand Tool: A feature on our platform that provides agents with real-time insights into how many buyers are searching for properties at specific price points before going into a listing appointment was launched in Beta in Q4 with approximately 2,000 users. Since the launch, more than 9,000 agents have engaged with the tool.

8 Ending Principal Agents as of Q4 2025 reflects the impact from a prior-period correction of 493 non-producing Principal Agents that had been incorrectly included as Principal Agents in connection with Q2 2024 M&A activity. This correction had no impact on Organic Principal Agent adds in the quarter or Full Year 2025.
9 Q4 2024 principal agent count excludes approximately 900 principal agents in Texas who joined Compass, Inc. during the second quarter of 2024 through the acquisition of Latter & Blum Holdings, LLC. These agents operated under a flat-fee, transaction-based model that differed from the Company’s standard commission structure. In Q4 2025, the Texas operations of the Latter & Blum business, along with the related agents, were divested.
10 The Q4 2025 Principal Agent retention rate excludes the impact from a prior-period correction of 493 non-producing Principal Agents that had been incorrectly included as Principal Agents in connection with Q2 2024 M&A activity. This correction had no impact on Organic Principal Agent adds in the quarter or Full Year 2025.
11 We calculate Total Transactions by taking the sum of all transactions closed on the Compass platform in which our agent represents the buyer or seller in the purchase or sale of a home (excluding rental transactions). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction.
12 Gross Transaction Value includes a de minimis number of new development and commercial brokerage transactions.
13 Organic GTV excludes transactions attributable to the acquisitions completed since October 1, 2024.
14 Source: National Association of Realtors®.

Q1 2026 Outlook (Inclusive of Results from Anywhere Real Estate starting on January 9, 2026):
●Revenue of $2.55 billion to $2.75 billion for Q1
●Adjusted EBITDA of $15 million to $35 million for Q1
●Adjusted EBITDA outlook for Q1 includes $15-20 million of impact from discrete expense items15 related to Anywhere. After adding back the midpoint of the discrete expense items range (or $17.5 million), our Adjusted EBITDA outlook would have been $32.5 million to $47.5 million.

We have not reconciled our outlook for Adjusted EBITDA to GAAP Net loss because certain expenses excluded from GAAP Net income (loss) when calculating Adjusted EBITDA cannot be reasonably calculated or predicted at this time. Accordingly, reconciliations are not available without unreasonable effort.

Additional information can be found in the Company’s Q4 2025 Earnings Presentation, which can be found in the Investor Relations section of the Compass website at https://investors.compass.com.

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Conference Call Information
Management will conduct a conference call to discuss the fourth quarter and full year 2025 results as well as outlook at 5:00pm ET on Thursday, February 26, 2026. The conference call will be accessible via the Internet on the Compass Investor Relations website https://investors.compass.com. You can also access the audio webcast via the following link: Compass, Inc. Q4 25 Earnings Conference Call.

An audio recording of the conference call will be available for replay shortly after the call's completion. To access the replay, visit the Events and Presentations section on the Compass Investor Relations website at https://investors.compass.com.

Disclosure Channels
Compass uses its Investor Relations website, https://investors.compass.com, as a means of disclosing information which may be of interest or material to its investors and for complying with disclosure obligations under Regulation FD. We intend to announce material information to the public through filings with the Securities and Exchange Commission, or the SEC, the investor relations page on our website (www.compass.com), press releases, public conference calls, public webcasts, our X (formerly Twitter) feed (@Compass), our Facebook page, our LinkedIn page, our Instagram account, our YouTube channel, and Robert Reffkin’s X (formerly Twitter) feed (@RobReffkin) and Instagram account (@robreffkin). Accordingly, investors should monitor each of these disclosure channels.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance, including expected financial results for the first quarter of 2026, statements related to the expected benefits of our acquisition (the “Anywhere Merger”) of Anywhere Real Estate Inc. (“Anywhere”), the anticipated impact of the Anywhere Merger on our business and future financial and operating results, including the timing of synergies from the Anywhere Merger, and our expectations for operational achievements. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: general economic conditions, economic and industry downturns, the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate; the effect of monetary policies of the federal government and its agencies; high mortgage rates; low home inventory levels; our ability to successfully integrate Anywhere's business and realize cost synergies and other anticipated benefits of the Anywhere Merger; the significant debt (and increased interest expense) we incurred in connection with the Anywhere Merger, including its impact on our business, cash flow and operations; an event of default under our material debt agreements would adversely affect our operations and our ability to satisfy obligations under our indebtedness; our ability to raise capital to grow our business or refinance or restructure our existing debt on terms acceptable to us, or at all; our ability to recruit and retain real estate professionals at the same rate as in the past; review of the Anywhere Merger by regulatory authorities and private parties and any challenges and resulting actions that could adversely affect our business; ongoing industry antitrust class action litigation (including the antitrust lawsuits filed against us and Anywhere) or any related regulatory activities; decreases in our gross commission income or the percentage of commissions that we or our
15 Includes an elevated level of expense related to Anywhere's long-term incentive plan resulting from the higher Anywhere stock price leading up to the closing of the merger, higher than prior year cost of healthcare benefits, and an increase in GAAP rent expense due to purchase accounting adjustments franchisees collect; risks related to the significant increase in our franchise business following the Anywhere Merger; our ability to carefully manage our expense structure; adverse economic, real estate or business conditions in geographic areas where our business is concentrated and/or impacting high-end markets; our ability to continuously innovate, improve and expand our technology offerings to create value for our real estate professionals; our ability to adapt in a timely and effective manner to AI and AI-related technologies; our ability to maintain our company culture; our ability to expand our operations and to offer additional integrated services; our ability to realize the expected benefits from our joint ventures, including mortgage and title underwriting; our ability to compete successfully; our ability to attract and retain real estate professionals at our owned-brokerage and expand our franchisees; fluctuations in our quarterly results and other operating metrics; the loss of one or more of our key personnel and our ability to attract and retain other highly qualified personnel; actions by real estate professionals, employees or franchisees that could adversely affect our reputation and subject us to liability; our ability to pursue acquisitions that are successful and integrated into our existing operations; our ability to maintain or establish relationships with MLSs and third-party listing providers; the impact of cybersecurity incidents and the potential loss of critical and confidential information; the reliability of our fraud detection processes; depository banks not honoring our escrow and trust deposits; impairment of our goodwill and other long-lived assets; liabilities arising out of Anywhere's frozen legacy pension plan; exposure to risks inherent to international markets; our ability to develop and maintain an effective system of internal control over financial reporting; our ability to use net operating losses and other tax attributes may be limited; our reliance on assumptions, estimates and business data to calculate our key performance indicators; changes in, and our reliance on, accounting standards, assumptions, estimates and business data; our ability to continue to securitize certain assets of Cartus; the dependability of our platform, technology offerings and software; our ability to obtain or maintain adequate insurance coverage; disruption or delay in service from third-party service providers; our ability to generate high-quality leads for real estate professionals and franchisees; a loss of our largest real estate benefit program client or continued reduction in spending on relocation services; investor expectations related to corporate responsibility, environmental, social and governance factors; natural disasters and catastrophic events; the effect of claims, lawsuits, government investigations, and other proceedings; changes in federal or state laws regarding the classification of our agents as independent contractors; compliance with privacy laws and regulations; compliance with applicable laws and regulations and changes to applicable laws and regulations; our ability to protect our intellectual property rights, and our reliance on the intellectual property rights of third parties; our use of open source software; the impact of having a multi-class structure of common stock; volatility in our trading price; the content of securities analysts reports and/or change in our debt rating by a rating agency; our charter provisions may make us more difficult to acquire, may limit stockholder attempts to remove or replace management and/or obtain a favorable judicial forum for disputes with us or our directors, officers or employees; our plan to continue to retain earnings rather than pay dividends for the foreseeable future; the impact of the accounting method for our 0.25% Convertible Senior Notes due 2031 (the “Convertible Notes”) on our reported financial results; potential for common stock dilution or stock price depression related to the Convertible Notes; counterparty risk with respect to the capped call transactions we entered into in connection with the Convertible Notes; and other risks set forth in our annual report on Form 10-K and our quarterly reports on Form 10-Q. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, actual results could differ materially from those predicted or implied or such uncertainties could cause adverse effects on our results. Reported results should not be considered as an indication of future performance.

More information about factors that could adversely affect our business, financial condition and results of operations, or that could cause actual results to differ from those expressed or implied in our forward-looking statements is included under the captions “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, copies of which are available on the Investor Relations page of our website at https://investors.compass.com and on the SEC website at www.sec.gov. All information herein speaks as of the date hereof and all forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this press release.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, non-GAAP OPEX, free cash flow, and organic revenue growth, which are non-GAAP financial measures, in this press release. We use Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue have limitations as analytical tools. Therefore, you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue alongside other financial performance measures, including net loss attributable to Compass, Inc., GAAP OPEX, operating cash flows, revenue and our other GAAP measures. In evaluating Adjusted EBITDA, non-GAAP OPEX, free cash flow, and organic revenue, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this press release. Our presentation of Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue should not be construed to imply that our future results will be unaffected by the types of items excluded from these calculations of Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue growth. Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue are not presented in accordance with GAAP and the use of these terms vary from others in our industry. Reconciliations of these non-GAAP measures have been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

About Compass, Inc., d/b/a Compass International Holdings

Compass, Inc., d/b/a Compass International Holdings (the “Company”) (NYSE: COMP) is a global real estate services company with a presence in every major U.S. city and approximately 120 countries and territories. Compass International Holdings serves millions of buyers and sellers through a portfolio of some of the most recognized and iconic brands: @properties, Better Homes and Gardens® Real Estate, CENTURY 21®, Christie's International Real Estate, Coldwell Banker®, Compass, Corcoran®, ERA®, and Sotheby's International Realty®. Every day, the Company empowers a global network of more than 300,000 real estate professionals in its owned-brokerage and franchise business to grow and deliver exceptional service to consumers.

The Company empowers real estate professionals to streamline operations and seamlessly guide clients through every phase of residential and commercial transactions, leveraging powerful tools, including its modern technology platform. In addition to brokerage services, Compass International Holdings offers integrated services, such as mortgage, title, insurance, escrow, and relocation.

Investor Contact
Soham Bhonsle
soham.bhonsle@compass.com

Media Contacts
Rory Golod
rory@compass.com

Devin Daly Huerta
devin.dalyhuerta@compass.com

Compass, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$199.0	$223.8
Accounts receivable, net of allowance	57.0	48.6
Compass Concierge receivables, net of allowance	25.0	24.4
Other current assets	36.2	33.2
Total current assets	317.2	330.0
Property and equipment, net	113.8	125.5
Operating lease right-of-use assets	381.1	389.7
Intangible assets, net	193.3	73.8
Goodwill	479.2	233.6
Other non-current assets	54.9	25.4
Total assets	$1,539.5	$1,178.0
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12.5	$13.0
Commissions payable	94.8	82.8
Accrued expenses and other current liabilities	138.0	140.3
Current lease liabilities	99.3	93.5
Concierge credit facility	22.7	23.6
Total current liabilities	367.3	353.2
Non-current lease liabilities	354.2	380.5
Other non-current liabilities	30.7	31.9
Total liabilities	752.2	765.6
Stockholders’ equity
Common stock	—	—
Additional paid-in capital	3,512.7	3,081.6
Accumulated deficit	(2,730.7)	(2,672.2)
Total Compass, Inc. stockholders’ equity	782.0	409.4
Non-controlling interest	5.3	3.0
Total stockholders’ equity	787.3	412.4
Total liabilities and stockholders’ equity	$1,539.5	$1,178.0

Compass, Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$1,699.8	$1,380.4	$6,961.6	$5,629.1
Operating expenses:
Commissions and other related expense (1)	1,384.5	1,139.3	5,679.7	4,634.6
Sales and marketing (1)	96.0	92.2	377.9	368.7
Operations and support (1)	112.3	88.0	429.4	334.5
Research and development (1)	65.1	46.9	245.8	188.8
General and administrative (1)	43.4	32.7	144.3	165.2
Anywhere merger transaction and integration expenses (2)	10.6	—	18.1	—
Restructuring costs	2.9	2.2	17.1	9.7
Depreciation and amortization	26.9	19.7	112.7	82.4
Total operating expenses	1,741.7	1,421.0	7,025.0	5,783.9
Loss from operations	(41.9)	(40.6)	(63.4)	(154.8)
Investment income, net	1.9	2.1	5.5	6.8
Interest expense	(1.9)	(1.8)	(9.0)	(6.4)
Loss before income taxes and equity in income (loss) of unconsolidated entities	(41.9)	(40.3)	(66.9)	(154.4)
Income tax (expense) benefit	(2.2)	(0.2)	1.1	0.5
Equity in income (loss) of unconsolidated entities	1.6	0.1	7.1	(0.6)
Net loss	(42.5)	(40.4)	(58.7)	(154.5)
Net (income) loss attributable to non-controlling interests	(0.1)	(0.1)	0.2	0.1
Net loss attributable to Compass, Inc.	$(42.6)	$(40.5)	$(58.5)	$(154.4)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.07)	$(0.08)	$(0.10)	$(0.31)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	571,983,083	511,244,971	562,153,375	501,514,681

(1) Total stock-based compensation expense included in the condensed consolidated statements of operations is as follows (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Commissions and other related expense	$0.5	$—	$0.9	$—
Sales and marketing	8.0	7.5	32.6	31.5
Operations and support	11.6	4.2	37.4	16.5
Research and development	26.4	13.3	92.4	58.0
General and administrative	11.0	6.2	39.4	21.5
Total stock-based compensation expense	$57.5	$31.2	$202.7	$127.5

(2) Represents transaction expenses incurred in connection with the Anywhere Merger. During the three months and year ended December 31, 2025, these expenses consist of transaction costs, including legal and investment banking fees, incurred in connection with our entry into the Merger Agreement, as well as costs related to preliminary integration activities.

Compass, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Year Ended December 31,
	2025	2024
Operating Activities
Net loss	$(58.7)	$(154.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	112.7	82.4
Stock-based compensation	202.7	127.5
Equity in (income) loss of unconsolidated entities	(7.1)	0.6
Change in acquisition-related contingent consideration	(0.2)	6.0
Bad debt expense	(0.6)	(2.1)
Amortization of debt issuance costs	1.0	0.7
Changes in operating assets and liabilities:
Accounts receivable	7.1	(8.0)
Compass Concierge receivables	(1.0)	(0.8)
Other current assets	1.7	21.3
Other non-current assets	(6.8)	7.0
Operating lease right-of-use assets and operating lease liabilities	(12.0)	(17.4)
Accounts payable	(2.8)	(6.3)
Commissions payable	5.3	23.1
Accrued expenses and other liabilities	(24.6)	42.0
Net cash provided by operating activities	216.7	121.5
Investing Activities
Investment in unconsolidated entities	(3.9)	(2.0)
Capital expenditures	(13.4)	(15.7)
Payments for acquisitions, net of cash acquired	(174.0)	(18.9)
Net cash used in investing activities	(191.3)	(36.6)
Financing Activities
Proceeds from exercise of stock options	17.8	9.5
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	2.9	2.2
Taxes paid related to net share settlement of equity awards	(61.1)	(35.0)
Proceeds from drawdowns on Concierge Facility	47.9	48.7
Repayments of drawdowns on Concierge Facility	(48.8)	(49.9)
Proceeds from drawdowns on Revolving Credit Facility	70.0	—
Repayments of drawdowns on Revolving Credit Facility	(70.0)	—
Payments of issuance costs related to Credit Facilities	(4.1)	—
Payments related to acquisitions, including contingent consideration	(7.4)	(3.4)
Other	2.6	(0.1)
Net cash used in financing activities	(50.2)	(28.0)
Net (decrease) increase in cash and cash equivalents	(24.8)	56.9
Cash and cash equivalents at beginning of period	223.8	166.9
Cash and cash equivalents at end of period	$199.0	$223.8

Compass, Inc.
Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss attributable to Compass, Inc.	$(42.6)	$(40.5)	$(58.5)	$(154.4)
Adjusted to exclude the following:
Depreciation and amortization	26.9	19.7	112.7	82.4
Investment income, net	(1.9)	(2.1)	(5.5)	(6.8)
Interest expense	1.9	1.8	9.0	6.4
Stock-based compensation	57.5	31.2	202.7	127.5
Income tax expense (benefit)	2.2	0.2	(1.1)	(0.5)
Anywhere merger transaction and integration expenses (1)	10.6	—	18.1	—
Restructuring costs	2.9	2.2	17.1	9.7
Other acquisition-related expenses (2)	0.8	4.2	(1.1)	4.2
Litigation charges (3)	—	—	—	57.5
Adjusted EBITDA	$58.3	$16.7	$293.4	$126.0
Net loss attributable to Compass, Inc. margin	(2.5%)	(2.9%)	(0.8%)	(2.7%)
Adjusted EBITDA margin	3.4%	1.2%	4.2%	2.2%

(1) Represents transaction expenses incurred in connection with the Anywhere Merger. During the three months and year ended December 31, 2025, these expenses consist of transaction costs, including legal and investment banking fees, incurred in connection with our entry into the Merger Agreement, as well as costs related to preliminary integration activities.

(2) For the three months ended December 31, 2025 and 2024, other acquisition-related expenses included $0.8 million and $0.2 million, respectively, of expenses related to acquisition consideration recognized as compensation expense over the applicable retention periods. For the three months ended December 31, 2024, other acquisition-related expenses includes losses of $4.0 million, as a result of changes in the fair value of contingent consideration. For the years ended December 31, 2025 and 2024, other acquisition-related expenses included $1.6 million and $0.2 million, respectively, of expenses related to acquisition consideration recognized as compensation expense over the applicable retention periods. For the years ended December 31, 2025 and 2024, other acquisition-related expenses includes a gain of $2.7 million and a loss of $4.0 million, respectively, as a result of changes in the fair value of contingent consideration.

(3) Represents a charge of $57.5 million incurred during the three months ended March 31, 2024 in connection with the Antitrust Lawsuits. 50% of the settlement was paid during the three months ended June 30, 2024, and the remaining 50% was paid during the three months ended June 30, 2025.

Compass, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(In millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities (1)	$45.3	$30.5	$216.7	$121.5
Less:
Capital expenditures	(3.1)	(3.8)	(13.4)	(15.7)
Free cash flow	$42.2	$26.7	$203.3	$105.8

(1) Net cash provided by operating activities includes $3.8 million and $6.3 million for the three months and year ended December 31, 2025, respectively, of cash paid for merger transaction and integration costs related to the Anywhere Merger.

Compass, Inc.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP Sales and marketing	$96.0	$92.2	$377.9	$368.7
Adjusted to exclude the following:
Stock-based compensation	(8.0)	(7.5)	(32.6)	(31.5)
Non-GAAP Sales and marketing	$88.0	$84.7	$345.3	$337.2

GAAP Operations and support	$112.3	$88.0	$429.4	$334.5
Adjusted to exclude the following:
Stock-based compensation	(11.6)	(4.2)	(37.4)	(16.5)
Other acquisition-related expenses	(0.8)	(4.2)	1.1	(4.2)
Non-GAAP Operations and support	$99.9	$79.6	$393.1	$313.8

GAAP Research and development	$65.1	$46.9	$245.8	$188.8
Adjusted to exclude the following:
Stock-based compensation	(26.4)	(13.3)	(92.4)	(58.0)
Non-GAAP Research and development	$38.7	$33.6	$153.4	$130.8

GAAP General and administrative	$43.4	$32.7	$144.3	$165.2
Adjusted to exclude the following:
Stock-based compensation	(11.0)	(6.2)	(39.4)	(21.5)
Litigation charge	—	—	—	(57.5)
Non-GAAP General and administrative	$32.4	$26.5	$104.9	$86.2

Compass, Inc.
Non-GAAP Operating Expenses Excluding Commissions and Other Related Expense
(In millions, unaudited)

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025
Sales and marketing	$85.5	$86.6	$80.4	$84.7	$84.9	$87.6	$84.8	$88.0
Operations and support	75.3	78.7	80.2	79.6	92.0	102.3	98.9	99.9
Research and development	32.1	32.2	32.9	33.6	37.0	38.0	39.7	38.7
General and administrative	18.3	19.9	21.5	26.5	21.5	22.0	29.0	32.4
Total non-GAAP operating expenses excluding commissions and other related expense	$211.2	$217.4	$215.0	$224.4	$235.4	$249.9	$252.4	$259.0